UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2023

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street
Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 828-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DXLG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 9, 2023, Destination XL Group, Inc. (the “Company”) issued a press release announcing holiday sales for the nine weeks ended December 31, 2022 and an update to its sales and adjusted EBITDA guidance for the fiscal year ending January 28, 2023 (“fiscal 2022”). A copy of this press release is furnished herewith as Exhibit 99.1.

The Company will be presenting a slide presentation at the 2023 ICR Conference on Monday, January 9, 2023 starting at 8:30 a.m. Eastern Time. A copy of the slides that will be used for that presentation is furnished herewith as Exhibit 99.2.

An audio webcast of the presentation will be available in the Investor Relations section of the Company’s website at investor.destinationxl.com. The full slide presentation will also be available on the Company’s website at investor.destinationxl.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 9, 2023
99.2	DXL Investor Presentation - January 2023
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Destination XL Group, Inc.

Date:	January 9, 2023	By:	/s/ Robert S. Molloy
General Counsel and Secretary